Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers" and "Independent Registered Public Accounting Firm" in the Prospectus and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the incorporation by reference of our report dated October 27, 2009 on the August 31, 2009 financial statements of the Claymore/Beacon Spin-Off ETF, Claymore/BNY Mellon BRIC ETF, Claymore/BNY Mellon International Small Cap LDRs ETF, Claymore/Ocean Tomo Growth Index ETF, Claymore/Ocean Tomo Patent ETF, Claymore/Raymond James SB-1 Equity ETF, Claymore/Sabrient Defensive Equity Index ETF, Claymore/Sabrient Insider ETF, Claymore/Sabrient Stealth ETF, Claymore/Zacks Mid-Cap Core ETF, Claymore/Zacks Multi-Asset Income Index ETF and Claymore/Zacks Sector Rotation ETF in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 100 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551) and Amendment No. 103 under the Investment Company Act of 1940 (Registration No. 811-21906).


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
August 19, 2010